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As filed with the Securities and Exchange Commission on May 20, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

OVERSTOCK.COM, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6322 South 3000 East, Suite 100 Salt Lake City, Utah 84121 (801) 947-3100 (Address, including zip code, of Registrant's principal executive offices)	87-0634302 (I.R.S. Employer Identification Number)

2002 Stock Option Plan, as amended (Full title of the plan)

Jonathan E. Johnson III
General Counsel and Vice President, Strategic Projects
6322 South 3000 East, Suite 100
Salt Lake City, Utah 84121
(801) 947-3100
(Name, address, and telephone number, including area code, of agent for service)

Copies to: Thomas W. Adkins Bracewell & Patterson, L.L.P. 111 Congress, Suite 2300 Austin, TX 78701

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.0001 par value: To be issued under the 2002 Stock Option Plan, as amended	1,000,000 shares	$31.30	$31,300,000	$3,966

(1)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2002 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2)
The proposed maximum offering price per share has been estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act") as to the 1,000,000 additional shares of Common Stock authorized for issuance pursuant to the 2002 Stock Option Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on May 18, 2004, because the price at which the options to be granted in the future may be exercised is not currently determinable.

PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note

        This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,000,000 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 2002 Stock Option Plan, as amended (the "Plan"). In accordance with General Instruction E to Form S-8, the contents of the Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission on June 6, 2002 (Commission File No. 333-89890) relating to the Plan are incorporated herein by reference.

Item 8. Exhibits.

        The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Index to Exhibits below).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on this 20th day of May 2004.

OVERSTOCK.COM, INC.
By:	/s/ DAVID K. CHIDESTER David K. Chidester Vice President, Finance

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick M. Byrne, David K. Chidester and Jonathan E. Johnson III, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his/her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK M. BYRNE (Patrick M. Byrne)	President and Chairman of the Board of Directors (Principal Executive Officer)	May 20, 2004
/s/ DAVID K. CHIDESTER (David K. Chidester)	Vice president, Finance (Principal Financial and Accounting Officer)	May 20, 2004
/s/ JOHN J. BYRNE (John J. Byrne)	Vice Chairman of the Board of Directors	May 20, 2004
/s/ GORDON S. MACKLIN (Gordon S. Macklin)	Director	May 20, 2004
/s/ ALLISON H. ABRAHAM (Allison H. Abraham)	Director	May 20, 2004
/s/ JOHN A. FISHER (John A. Fisher)	Director	May 20, 2004

OVERSTOCK.COM, INC.
REGISTRATION STATEMENT ON FORM S-8
INDEX TO EXHIBITS

Exhibit Number	Documents
4.1	Overstock.com, Inc. 2002 Stock Option Plan, as amended(1)
5.1	Opinion of counsel as to legality of securities being registered
23.1	Consent of Counsel (contained in Exhibit 5.1)
23.2	Independent Auditors' Consent
24.1	Power of Attorney (see page II-2)

(1)
Incorporated by reference to Exhibit 99.6 to the Registrant's Form 8-K filed with the SEC on May 7, 2004.

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PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT
Explanatory Note
  Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
OVERSTOCK.COM, INC. REGISTRATION STATEMENT ON FORM S-8 INDEX TO EXHIBITS